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                                                    Exhibit (5)
                                                    Unicom Corporation
                                                    Form S-8
                                                    File No. 333-





                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois  60603

                                November 5, 1997


Unicom Corporation
One First National Plaza
Chicago, Illinois  60603

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Unicom Corporation, an Illinois corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $20,000,000 aggregate amount of Unicom Corporation Management Deferred Compensation Plan Obligations (the "Obligations"). The Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Unicom Corporation Management Deferred Compensation Plan (the "Plan").

          We are familiar with the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. The Plan has been duly and validly authorized and adopted, and the Obligations being registered hereunder that may be issued to the participants in such Plan, when issued or sold in accordance with the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general

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Unicom Corporation
November 5, 1997
Page 2



     applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Obligations.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,


                                    Sidley & Austin